NSAR ITEM 77O
                        June 30, 2000 to August 18, 2000
                         VK Convertible Securities Fund
                               10f-3 Transactions
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Underwriting #          Underwriting             Purchased From     Amount of shares   % of Underwriting   Date of Purchase
                                                                       Purchased
     1           Radio One Inc., HIGH TIDES     CS First Boston           1,000                0.385%         07/11/00
                                                 DB Alex Brown
                                              Montgomery Services
                                               Wheat First Union
     2              Quanta Services, Inc.     Montgomery Services       284,000                0.189%         07/19/00
                                                  Bear Stearns
                                                 Raymond James
                                               Suntrust Equitable
                                               Wachovia Securities
                                                Wheat First Union
                                                    Sanders


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